                         CERTIFICATE OF INCORPORATION


          I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

          This corporation is now legally organized under the laws of Minnesota.

          Corporate Name: Diamond Brands Incorporated

          Corporate Charter Number:  5H-704

          Chapter Formed Under:  302A

          This certificate has been issued on 07/28/1986.


                                                   /s/ Joan Anderson Grove
                                                 ---------------------------
                                                      Secretary of State

                           ARTICLES OF INCORPORATION
                                      OF
                          DIAMOND BRANDS INCORPORATED

          The undersigned incorporator, a natural person of full age, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I

          The name of this corporation is Diamond Brands Incorporated.

                                  ARTICLE II

          The registered office of this corporation is located at 5100 IDS Center, Minneapolis, Minnesota, 55402 and the registered agent at that address is Andrew M. Hunter, III.

                                  ARTICLE III

          The corporation is authorized to issue an aggregate total of 10,000,000 shares of stock. All shares shall be of one class and one series, except that hereafter the Board of Directors by its action may establish more than one class or series.

                                  ARTICLE IV

          The name and address of the incorporator is J. Robert Paulson, Jr., 4200 IDS Center, Minneapolis, Minnesota 55402.

                                   ARTICLE V

          No shareholder of this corporation shall have any cumulative voting rights except that hereafter if the Board of Directors by its action establishes an additional class or series, which class or series has voting rights, it may at the same time establish cumulative voting rights with respect to the same class or series as is being established.

                                  ARTICLE VI

          No shareholder of this corporation shall have any preferential, preemptive or other rights to subscribe for, purchase, or acquire any shares of the corporation of any class, whether unissued or now or hereafter authorized or any obligations or other securities convertible into or exchangeable for any such shares except that hereafter if the Board of Directors by its action establishes an additional class or series, it may, at the same time, establish preferential, preemptive or other rights to subscribe for, purchase, or acquire shares of the corporation of the same class or series as is being established.

                                  ARTICLE VII

          The affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting of the shareholders of this corporation is required for an action of the shareholders, except where Minnesota Statutes, Chapter 302A, requires the affirmative vote of a majority of the voting power of all voting shares.

                                 ARTICLE VIII

          The number of directors of this corporation shall be fixed in the manner provided in the Bylaws.

                                  ARTICLE IX

          Any action required or permitted to be taken at a meeting of the Board or Directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

          IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of July, 1986.


                                                   /s/ J. Robert Paulson, Jr.
                                                   ----------------------------
                                                   J. Robert Paulson, Jr.


STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

          On this 24th day of July, 1986, personally appeared before me J. Robert Paulson, Jr., to me known to be the person described in and who executed the foregoing Articles of Incorporation, and he acknowledged that he was a person of full age and that he executed the foregoing Articles of Incorporation for the uses and purposes therein expressed.


                                                   /s/ Farol J. Kauers
                                                   ----------------------------
                                                   Notary Public

                                  CERTIFICATE
                                      OF
                            RIGHTS AND PREFERENCES
                                      OF
                          7% SENIOR PREFERRED SHARES
                                      OF
                          DIAMOND BRANDS INCORPORATED


          The undersigned, being the Chief Executive Officer of Diamond Brands Incorporated, a Minnesota Corporation, hereby certifies that (a) the following resolution was duly adopted on September 24, 1986, by the Board of Directors of such corporation, acting pursuant to the provision of Section 302A.401, subdivision 3 of the Minnesota Business Corporation Act, for the purpose of establishing a separate class of preferred stock of such corporation's authorized shares of stock and fixing the relative rights and preferences of such class of preferred stock, and (b) such resolution has not been subsequently modified or rescinded;

          RESOLVED, that 43,500 shares of this corporation's authorized stock shall be designated as "7% Senior Preferred Shares," $100.00 par value, and the rights, preferences, privileges and restrictions granted to or imposed upon the 7% Senior Preferred Shares are as follows:

          1.   Certain Definitions. Unless the context requires otherwise, the
               -------------------
following terms shall have the following meanings:

               (a)  Common Shares. The term "Common Sh ares" means all shares
                    -------------
          now or hereafter authorized of the class of Common Shares of the Corporation presently authorized and any other capital shares into which such shares may hereafter have been changed from time to time.

               (b)  Senior Shares.  The term "Junior Shares" means Common Shares
                    -------------
          and any other capital shares of the Corporation, whether now or hereafter authorized, not entitled to receive any dividends until all dividends accrued on shares of 7% Senior Preferred Shares shall have been paid or declared and set apart for payment or not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the holders of shares of 7% Senior Preferred Shares shall have received the entire amount to which they shall be entitled upon such liquidation, dissolution or winding up.

               (c)  Accrued and Unpaid Dividends.  The term "accrued and unpaid
                    ----------------------------
          dividends" with respect to any shares of 7% Senior Preferred Shares means an amount equal to $7.00 per annum per share thereof for the period from the date of issuance of such shares to the date as of which accrued and unpaid dividends are being determined, less the amount of all dividends theretofore paid in respect of such shares.

               (d)  Person.  The term "Person" means an individual, a
                    ------
          corporation, a partnership, a trust or estate, an unincorporated organization or a governmental organization of any agency or political subdivision thereof.

               (e)  Subsidiary.  The term "Subsidiary" means any corporation 50%
                    ----------
          or more of whose outstanding voting shares at the time is owned directly or indirectly by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

          2.   Dividends. The holders of 7% Senior Preferred Shares, in
               ---------
preference to the holders of Junior Shares, shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, but only out of any funds legally available for the declaration of dividends, cumulative dividends in cash at the annual rate of $7.00 per share, and no more, payable annually on the last day of December in each year. Such dividends shall commence to accrue and be cumulative from and after the date of issuance of 7% Senior Preferred Shares and shall be deemed to accumulate and accrue from day to day thereafter. Accrued and unpaid dividends on shares of 7% Senior Preferred Shares shall bear interest (a) from and after the last day of December on which such dividends shall have become payable pursuant to this Section 2 (without giving effect to the requirement that such dividends be declared by the Board of Directors of the Corporation) to the day on which such accrued and unpaid dividends shall be paid, (b) at the rate per annum equal to the sum of (1) 2%, plus (ii) the weighted average of the prime rates of interest (expressed as percentages) in effect each day during the period in respect of which interest on the accrued and unpaid dividends is being calculated, as such prime rates are announced from time to time by Norwest Bank of Minneapolis, N.A. (or the bank successor thereto or, at any time neither such bank nor any bank successor thereto shall exist, such other national bank as the Corporation and the holders of a majority of the then outstanding shares of 7% Senior Preferred Shares shall agree to in writing, which agreement shall not be unreasonably withheld), (c) compounded annually, and (d) payable simultaneously with the payment of the accrued and unpaid dividends on which h the interest has accrued.

          3.   Optional Redemption.
               -------------------

               (a) The Corporation, at the option of its Board of Directors, may at any time redeem all or any of the shares of 7% Senior Preferred Shares then outstanding, upon notice duly given as hereinafter provided, by paying therefor the amount of $100 per share, together with the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date fixed for redemption.

               (b) If less than all of the outstanding shares of 7% Senior Preferred Shares are to be redeemed pursuant to this Section 3 and on the date fixed for redemption there shall be more than one holder of such shares, the shares to be redeemed shall be selected pro rata. Written notice of redemption of shares of 7% Senior Preferred Shares pursuant to this Section 3 shall be mailed, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than twenty (20) and not more than sixty (60) days prior to the date designated for such redemption. From: and after the date fixed in such notice as the date of redemption, unless default shall be made in providing moneys at the time and place specified for the payment of the amount necessary for redemption pursuant to this Section 3, the shares so called for redemption shall no longer be deemed outstanding, and the holders of the certificate or certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificate or certificates, the redemption price therefor, together with an amount equal no the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date designated for redemption.

          4.   Mandatory Redemption.
               --------------------

               (a) The Corporation shall redeem from the holder or holders of 7% Senior Preferred Shares, by paying therefor in cash the amount of $100 per share, together with the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date fixed for redemption, on the dates set forth below, the number of shares of 7% Senior preferred Shares set forth opposite such dates:

               Date                                       No. of Shares
               ----                                       -------------
          December 31, 1992                                  7,700
          December 31, 1993                                  7,700
          December 31, 1994                                  7,700
          December 31, 1995                                  7,700
          December 31, 1996                                 12,700
                                                            ------
                                                            43,500


          If on any date fixed for mandatory n of shares of 7% Senior Preferred Shares there shall be more than one holder of such shares, then the Corporation shall redeem each such holder's pro-rata portion of the total number of such shares which the Corporation shall be required to redeem on such date. The Corporation may reduce the number of shares of 7% Senior Preferred Shares to be redeemed pursuant to this Section 4 by subtracting any shares of 7% Senior Preferred Shares that the Corporation has (i) redeemed pursuant to Section 3 or (ii) acquired pursuant to this Section 5; provided, however,that any such reduction
                                      --------  -------
          resulting from the acquisition of shares pursuant to Section 5 shall be on a pro-rata basis so that the number of shares required to be redeemed in each succeeding year shall be reduced proportionately. For instance, if 10% of the total number of outstanding shares were acquired pursuant to Section 5, the number of shares to be redeemed in each succeeding year would be reduced by 10%.

               (b) Written notice of redemption of shares of 7% Senior Preferred Shares pursuant to this Section 4 shall be mailed, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than twenty (20) and not more than sixty (60) days prior to the date designated for such redemption. From and after the date fixed in such notice as the date of redemption, unless default shall be made in providing moneys at the time and place specified for the payment of the amount necessary for redemption pursuant to this Section 4, the shares so called for redemption shall no longer be deemed outstanding, and the holder of the certificate or certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificate or certificates, the redemption price therefor, together with an amount equal to the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date designated for redemption.

          5.   Exchange.
               --------

               (a) The 7% Senior preferred Shares shall be exchangeable in whole or from time to time in part, at any time prior to December 31, 1994, at the option of the Corporation, for the Corporation's 9% Subordinated Notes due 1994 (the "Notes"), which Notes shall be in substantially the form of Exhibit A attached hereto, and the holders of the outstanding shares of 7% Senior Preferred Shares will be entitled to receive $100 principal amount of the Notes dated the date fixed for exchange in exchange for each share of 7% Senior Preferred Shares exchanged hereunder; provided, however, that
                                      --------  -------

                    (i) in the case of any such exchange occurring as of any date during the period December 31, 1992 through December 30, 1993 (both such dates being included in such period), (m) the Corporation shall redeem 40% of the shares of 7% Senior Preferred Shares it has elected then to exchange pursuant to this Section 5, and (n) the Notes issued in exchange for the other 60% of the shares of 7% Senior Preferred Shares the Corporation shall have elected then to exchange shall provide that two-thirds (2/3) and one-third (1/3) of the principal amount of such Notes shall be due and payable on December 31, 1993 and December 21, 1994, respectively, and

                    (ii) in the case of any such exchange occurring as of any date during the period December 31, 1993 through December 30, 1994 (both such dates being included in such period), (x) the Corporation shall redeem 80% of the shares of 7% Senior Preferred Shares it has elected then to exchange pursuant to this Section 5, and (y) the Notes issued in exchange for the other 20% of the shares of 7% Senior Preferred Shares the Corporation shall have elected then to exchange shall provide that the entire principal amount of such Notes shall be due and payable on December 31, 1994.

               If on any date fixed for exchange of shares of 7% Senior Preferred Shares there shall be more than one holder of such shares, then the Corporation shall exchange (and, it required hereby, redeem in accordance with this Section 5) each such holder's pro-rata portion of the total number of such shares which the Corporation elects to exchange on such date. Any redemption of shares of 7% Senior Preferred Shares pursuant to this Section 5 shall be made in accordance with the provisions of
               Section 3.

               (b) Written notice of exchange (and, if applicable, redemption) of shares of 7% Senior Preferred Shares pursuant to this Section 5 shall be mailed, postage prepaid, to the holders of record of the shares to be exchanged at their respective addresses then appearing on the books of the Corporation, not less than twenty (20) and not more than sixty (60) days prior to the date designated for such exchange. From and after the date fixed in such notice as the date of exchange, unless default shall be made by the Corporation in executing and delivering the Notes issuable upon such exchange (and, if applicable, paying in accordance with Section 3 the amount to be paid in redemption of the shares to be redeemed), the rights of the holders of the shares so exchanged (and, if applicable, redeemed) as stockholders of the Corporation shall cease (except the right to receive on the date of exchange the Notes to be exchanged therefor (and the redemption price for the shares, if any, to be redeemed pursuant to this Section 5), together with an amount equal to the sum of the accrued and unpaid dividends on the shares exchanged (and, if applicable, redeemed), and the interest, if any, accrued on such dividends pursuant to Section 2, to the date of exchange), and the person or persons entitled to receive the Notes issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Notes. On the date of the exchange the Corporation shall pay all accrued and unpaid dividends on the shares exchanged (and, if applicable, redeemed) and all interest accrued on such dividends pursuant to Section 2.

          6.   Deferrals: Compliance with Laws; Retirement of Shares. The
               -----------------------------------------------------
Corporation shall in no event be obligated to apply to the redemption of 7% Senior Preferred Shares any funds not legally available therefor under the Minnesota Business Corporation Act, but any redemption so deferred shah be made promptly after, and to the full extent that, any funds of the Corporation become legally available for such purposes. The Corporation shall not exchange any shares of 7% Senior Preferred Shares for Notes unless such exchange shall comply with all applicable requirements of the Minnesota Business Corporation Act. Shares of 7% Senior Preferred Shares redeemed by the Corporation pursuant to
Section 3, Section 4 or Section 5 or exchanged for Notes under Section 5, or shares of 7% Senior Preferred Shares otherwise purchased or acquired by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Minnesota.

          7.   Liquidation.  In the event of any voluntary or involuntary
               -----------
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the 7% Senior Preferred Shares shall be entitled to receive $100 in cash for each share thereof, together with the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date fixed for such payment, before any distribution of the assets of the Corporation shall be made to the holders of the outstanding Junior Shares. The holders of the outstanding shares of 7% Senior Preferred Shares shall be entitled to no further participation in such distribution of the assets of the Corporation. If upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distribution among the holders of all outstanding shares of 7% Senior Preferred Shares shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the assets of the Corporation available for distribution shall be distributed among the holders of the 7% Senior Preferred Shares ratably in proportion to the full amounts to which they would otherwise be entitled. A consolidation or merger of the Corporation or a sale or transfer of all or substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 7.

          8.   Contingent Voting Rights.  Except as otherwise expressly provided
               ------------------------
by law or provided herein, the 7% Senior Preferred Shares shall have no voting rights. In any matter on which the holders of 7% Senior Preferred Shares shall, as a matter of law or in accordance with the provisions herein, be entitled to vote, they shall be entitled to one vote for each share of 7% Senior Preferred Shares held.

          If at any time a Voting Right Event (as hereinafter defined) shall occur, the number of directors of the Corporation shall be increased as provided in the next sentence of this Section 8 automatically upon the occurrence of the Voting Right Event and the holders of 7% Senior Preferred Shares shall have voting rights and as a class be entitled to elect the directors to fill the director positions thereby created. If prior to such increase the Board of Directors of the Corporation consists (i) of five (5) directors, the number of directors of the Corporation shall thus be increased by two (2); (ii) of six (6) directors, the number of directors of the Corporation shall thus be increased by three (3) , (iii) of more than six (6) directors, the number of directors of the Corporation shall thus be increased by such number (rounded to the next higher whole number if necessary to cause the number of the increase to be a whole number) as shall constitute one-third (1/3) of the total number of directors after giving effect to such increase. At such time as the Voting Right Event which gave rise to the exercise of the voting rights provided for in this
Section 8 has been cured and all other events creating a Voting Right Event, if any, shall have been cured, the rights of the holders of 7% Senior Preferred Shares so to vote as provided in this Section 8 shall cease, subject to renewal from time to time upon the same terms and conditions, and the terms of office of the directors elected to office by the holders of the 7% Senior Preferred Shares shall terminate as of the day on which the rights of the holders of the 7% Senior Preferred Shares to vote as provided in this Section 8 shall cease, whereupon the number of directors of the Corporation shall be reduced accordingly. At any time during which the holders of 7% Senior Preferred Shares shall have voting rights, the holders of 7% Senior Preferred Shares as a class shall be entitled to designate a representative who shall be permitted by the Corporation to inspect the Corporation's books and records.

          At any time after the voting power to elect directors of the Corporation shall have become vested in the holders of shares of 7% Senior Preferred Shares as provided in this Section 8, the President of the Corporation may, and, upon the written request of the record holders of at least ten percent of the 7% Senior Preferred Shares then outstanding addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of 7% Senior Preferred Shares for the election of the directors to be elected by such holders, to be held at the place and upon the notice provided in the bylaws of the Corporation for the holding of meetings of shareholders. If such meeting shall not be so called within ten days after personal service of the request, or within fifteen days after mailing of the same by registered mail within the United States of America, then the record holders of at least ten percent of the shares of 7% Senior Preferred Shares may designate in writing one of their numbers to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any meeting so called or at any annual or other special meeting held while the holders of 7% Senior Preferred Shares have the voting power to elect directors of the Corporation pursuant to this Section 8, the holders of a majority of the then outstanding shares of 7% Senior Preferred Shares present in person or by proxy shall be sufficient to constitute a quorum for the election of directors by the holders of 7% Senior Preferred Shares as herein provided.

          If, at any time while the holders of 7% Senior Preferred Shares have the voting power to elect directors of the Corporation pursuant to this Section 8, the number of directors in office who have been elected by the holders of 7% Senior Preferred Shares shall be less than the total number the holders of 7% Senior Preferred Shares shall then be entitled to have elected to office, whether by reason of resignation, death, removal or otherwise, the holders of 7% Senior Preferred Shares shall be entitled to fill such vacancy or vacancies in an election held at an annual meeting of stockholders or at a special meeting of the holders of 7% Senior Preferred Shares called and held as provided in the immediately preceding paragraph of this Section 8; no such vacancy may be filled other than by an action of the holders of 7% Senior Preferred Shares. A director of the Corporation elected by the holders of 7% Senior Preferred Shares may be removed from office only by action of the holders of 7% Senior Preferred Shares; a special meeting of such holders for such purpose may be called and held as provided in the immediately preceding paragraph of this Section 8.

          "Voting Right Event" shall mean any of the following events or conditions:

               (a) the dividends payable with respect to the 7% Senior preferred Shares pursuant to Section 2 hereof shall be in arrears in respect of any two annual payments thereof; or

               (b) the Corporation shall have failed to redeem, on any redemption date specified in Section 4 hereof, any shares of 7% Senior preferred Shares which it shall have been required to redeem on such date, or which, but for the provisions of Section 6 hereof or any provision of the Minnesota Business Corporation Act, it would have been required to redeem on such date; or

               (c) the Corporation shall be in default of any of the covenants contained in Section 9 hereof.

          9.   Protection Provisions.  As long as any shares of 7% Senior
               ---------------------
Preferred Shares are outstanding, the Corporation:

               (a) shall not, without the approval by the vote or written consent of the holders of a majority of the outstanding 7% Senior Preferred Shares:

                    (i) Amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation if such action would alter or change adversely the 7% Senior Preferred Shares or the designations and preferences, qualifications, limitations, restrictions and special or relative rights thereof provided for the benefit of the 7% Senior Preferred Shares,

                    (ii) Authorize, create or issue shares (or securities of any kind convertible into shares) of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the 7% Senior Preferred Shares;

                    (iii) Reclassify any shares into shares having any
               preference or priority as to dividends or assets superior to or on a parity with that of the 7% Senior preferred Shares;

                    (iv) Effect any merger or consolidation of the Corporation with any other person if (1) the net worth of the surviving corporation immediately after the merger or consolidation, less the amount of all payments (including without limitation dividends and interest) payable upon a liquidation, dissolution or winding up of the surviving corporation, whether voluntary or involuntary, on all shares (other than the 7% Senior Preferred Shares) having any preference or priority as to dividends or assets superior to or on a parity with any preference or priority of the 7% Senior Preferred Shares, would be less than (2) the net worth of the Corporation immediately prior to the merger or consolidation; provided, however, that in the event that the
                              --------  -------
               transaction expenses of the merger or consolidation are expensed for financial reporting purposes, the net worth of the surviving corporation will not be deemed to have been decreased by such transaction expenses for purposes of this clause (iv) to the extent that such transaction expenses do not exceed the lessor of an amount equal to 2% of the assets acquired or $200,000;

                    (v) Declare or pay any dividend on any Junior Shares other than a dividend payable solely in Junior Shares of the Corporation, or buy, or permit any Subsidiary to buy, any Junior Shares or make any payment on account of the purchase, redemption or other retirement of any shares of Junior Shares or of any warrants, options or similar rights to purchase Junior Shares, or make any other distribution in respect of Junior Shares, either directly or indirectly; provided, however, that the Corporation
                                       --------  -------
               may pay cash dividends on Junior Shares, or take any such action in respect of the redemption or retirement of shares of Junior Shares, if (1) at the time such cash dividends are paid or such action is taken, no Voting Right Event shall have occurred and be continuing, the Corporation shall have paid all dividends then accrued and payable on 7% Senior Preferred Shares (without giving effect to the requirement that dividends be declared by the Board of Directors of the Corporation), and the Corporation shall have redeemed all shares of 7% Senior preferred Shares which the Corporation shall have been required then to have redeemed (or which, but for the provisions of Section 6 hereof or any provision of the Minnesota Business Corporation Act, it would have been required then to have redeemed), and (2) all amounts paid as cash dividends on, or paid in respect of the redemptions or retirement of, Junior Shares are paid out of the retained earnings of the Corporation.

               (b)  shall furnish to each holder of 7% Senior Preferred Shares:

                    (i) promptly upon their becoming available to the Corporation, copies of all financial statements and other reports, notices and documents sent or made available by the Corporation to the holders of any class of its equity securities (including, without limitation, holders of Common Shares); and

                    (ii) (1) at the same time they are made available to any lender to the Corporation, copies of the financial statements which the Corporation is required to deliver to any such lender pursuant to any agreement between the Corporation and any such lender, and (2) in the event that such lenders shall not require audited financial statements of the Corporation within 120 days after the end of each fiscal year of the Corporation, financial statements of the Corporation for each fiscal year of the Corporation, certified by a nationally recognized firm of independent certified public accountants as having been audited in accordance with generally accepted auditing standards, which financial statements and certification shall be furnished to each holder of 7% Senior Preferred Shares within 120 days after the end of the fiscal year covered by the financial statements.

                    RESOLVED FURTHER, that the appropriate officers are authorized and directed to file a certificate containing the foregoing resolution with the Secretary of State of Minnesota in accordance with
          Section 302A.401, Subdivision 3 of the Minnesota Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the _____ day of September, 1986.

                                       DIAMOND BRANDS INCORPORATED

                                       By:_______________________
                                          Andrew M. Hunter, III,
                                          Chief Executive Officer


STATE OF MINNESOTA )
                   ) ss:
COUNTY or HENNEPIN )

          The foregoing instrument was signed before me this ____ day of September, 1986 by Andrew M. Hunter, III. who represented to me that he is the Chief Executive Officer of Diamond Brands Incorporated and that he has executed such instrument as his free act and deed as an authorized officer of such corporation.



                                          Notary Public
                                          _____________________________________

                                                                       Exhibit A
                                                                       ---------

                          DIAMOND BRANDS INCORPORATED

                         9% SUBORDINATED NOTE DUE 1994

$___________                                           Dated:  ___________, 19__


          FOR VALUE RECEIVED, the undersigned, DIAMOND BRANDS INCORPORATED, a Minnesota corporation (the "Company"), hereby promises to pay to _________________ the principal sum of __________________ Dollars ($________), payable in three consecutive annual installments of 40%, 40% and 20% of the principal sum on December 31 of the years 1992 through 1994, respectively, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof from the date hereof at the rate of 9% per annum semiannually on June 30 and December 31 in each year, and (to the extent permitted by applicable law) to pay interest at the Penalty Rate (as defined below) per annum on any overdue principal and interest, from the date such amount was due and payable until the obligation of the Company with respect to the payment thereof shall be fully discharged. "Penalty Rate" shall mean the rate per annum equal to the greater of (a) the sum of (i) 2%, plus (ii) the weighted average of the prime rates of interest (expressed as percentages) in effect each day during the period in respect of which interest is being calculated, as such prime rates are announced from time to time by Norwest Bank of Minneapolis, N.A. (or the bank successor thereto or, at any time neither such bank nor any bank successor thereto shall exist, such other national bank as the Company and the holder of this Note shall agree to in writing, which agreement shall not be unreasonably withheld) and (b) 15%.

          This Note (this "Note") may be prepaid in whole or in part at any time without penalty. Prepayments shall be applied against payments of principal in the inverse order of their maturity.

          1.   Payments.  Payments of principal and interest becoming due and
               --------
payable on this Note shall be paid in lawful money of the United States of America, in same day funds, at the principal office of Bankers Trust Company in New York, New York (or at such other address or account as shall be designated from time to time in writing to the Company by the holder hereof), without the presentation or surrender of this Note or the making of any notation hereon, except that upon payment in full hereof, this Note shall be surrendered to the Company at its principal office.

          2.   Certain Covenants.  As long as this Note is outstanding, the
               -----------------
Company:

               (a) shall not, without the written approval of the holder of this Note:

                    (1) Effect any merger or consolidation of the Company with any other person or entity if the net worth of the surviving corporation immediately after the merger or consolidation would be less than the net worth of the Company immediately prior to the merger or consolidation; provided, however, that in the event that the
                              --------  -------
               transaction expenses of the merger or consolidation are expensed for financial reporting purposes, the net worth of the surviving corporation will not be deemed to have been decreased by such transaction expenses for purposes of this clause (1) to the extent that such transaction expenses do not exceed the lesser of an amount equal to 2% of the assets acquired or $200,000; or

                    (2) Declare or pay any dividend on any shares of the capital stock of the Company ("Shares") other than a dividend payable solely in Shares, or buy, or permit any subsidiary of the Company to buy, any Shares or make any payment on account of the purchase, redemption or other retirement of any Shares or of any warrants, options or similar rights to purchase Shares, or make any other distribution in respect of Shares, either directly or indirectly; provided, however, that the Company may pay cash
                           --------  -------
               dividends on Shares, or take any such action in respect of the redemption or retirement of Shares, if (i) at the time such cash dividends are paid or such action is taken, no Event of Default (as defined in Section 3 hereof) shall have occurred and be continuing, the Company shall have paid all amounts then due and payable on this Note, and no Voting Right Event (as defined in Exhibit F to the Asset Purchase Agreement dated August 21, 1986 between The Diamond Match Company and the Company) shall have occurred and be continuing, and (ii) all amounts paid as cash dividends on, or paid in respect of the redemption or retirement of, Shares are paid out of the retained earnings of the Company.

               (b)  shall furnish to the holder of this Note:

                    (1) promptly upon their becoming available to the Company, copies of all financial statements and other reports, notices and documents sent or made available by the Company to the holders of any class of its equity securities (including, without limitation, holders of Shares); and

                    (2) (i) at the same time they are made available to any lender to the Company, copies of the financial statements which the Company is required to deliver to any such lender pursuant to any agreement between the Company and any such lender, and (ii) in the event that such lenders shall not require audited financial statements of the Company within 120 days after the end of each fiscal year of the Company, financial statements of the Company for each fiscal year of the Company, certified by a nationally recognized firm of independent certified public accountants as having been audited in accordance with generally accepted auditing standards, which financial statements shall be furnished to the holder of this Note within 120 days after the end of the fiscal year covered by the financial statements.

          3.   Events of Default.  Upon the occurrence of any of the following
               -----------------
events (collectively, "Events of Default"):

                    (a) any payment of principal on this Note is not paid when due;

                    (b) any payment of interest on this Note is not paid when due and remains unpaid for 30 days;

                    (c) any default occurs under any of the other provisions of this Note, and such default shall continue for a period of ten days after notice thereof from the holder of this Note;

                    (d) the Company shall fail to pay, at the maturity thereof, the principal of any existing or future indebtedness for money borrowed by the Company from a bank or other institutional lender or there shall occur an event of default as defined in any mortgage, indenture, instrument or other agreement under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed by the Company from a bank or other institutional lender, whether such indebtedness now exists or shall hereafter be created, which event of default shall result in such indebtedness being declared due and payable prior to the date on which it would otherwise become due and payable;

                    (e) the appointment of a custodian (as defined in section 101(10) of the Bankruptcy Code) of the Company or any of the properties or assets of the Company;

                    (f) the Company shall be the subject of an order of relief entered by a court under the Bankruptcy Code; or

                    (g) the Company shall file a petition or answer to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by it for the purpose of effecting any of the foregoing;

then, and in any such event, (x) upon the occurrence of any Event of Default described in clause (e), (f) or (g) of this Section 3, the unpaid principal amount of, and accrued interest on, and all other amounts owing under this Note shall automatically, without any further action of any person or entity, mature and become due and payable or (y) upon the occurrence and during the continuation of any other Event of Default, the holder of this Note may at any time (unless all Events of Default shall theretofore have been remedied) at its option, by written notice or notices to the Company, declare this Note to be due and payable, whereupon the unpaid principal amount of and accrued interest on and all other amounts owing under this Note shall forthwith mature and become due and payable, all without presentment, demand, protest or other notice, all of which are hereby expressly waived except as expressly provided above in this Section 3.

          At any time after this Note is declared due and payable, the holder of this Note, by written notice to the Company, may rescind and annul any such declaration in respect of this Note and its consequences; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

          4.   Remedies, Etc.  In case any one or more Events of Default shall
               -------------
occur and be continuing, the holder of this Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. No course of dealing and no failure to exercise or delay in exercising any right, power or remedy by or on the part of any holder of this Note shall operate as a waiver thereof or otherwise prejudice any holder's rights, powers or remedies, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No right, power or remedy conferred by this Note upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or flow or hereafter available by law, in equity or otherwise.

          5.   Subordination. The Company is now or hereafter may be indebted to
               -------------
Sanwa Business Credit Corporation, a Delaware corporation ("Senior Lender"), on account of loans or other extensions of credit or financial accommodations from Senior Lender to the Company ("Senior Indebtedness") while the Company is also indebted to the holder of this Note in the amount evidenced by it ("Subordinated Indebtedness"). The holder of this Note acknowledges that Senior Lender is unwilling to continue the presently existing Senior Indebtedness or to make future loans or to continue to extend financial accommodations to the Company except and unless the Subordinated Indebtedness is made subordinate to the Senior Indebtedness as set forth in this paragraph 5. The holder of this Note is of the opinion that it would be for its best interest to assist the Company in obtaining credit accommodations from Senior Lender and therefore is willing to subordinate the Subordinated Indebtedness to the Senior Indebtedness. Therefore, notwithstanding any other provision of this Note which may expressly or implicitly be to the contrary, the holder of this Note does hereby agree with Senior Lender as follows:

          (a) The holder of this Note hereby agrees that the Subordinated Indebtedness shall be and it is hereby made fully subordinate to the Senior Indebtedness.

          (b) Until such time as this Note is paid in full and surrendered and cancelled, the holder of this Note will not ask for or demand, receive or accept payment of the Subordinated Indebtedness, or any part thereof, and the holder of this Note will bring no action or proceeding to collect or enforce the payment of the Subordinated Indebtedness or any part thereof, and if payments are made contrary to the terms of this paragraph 5, the holder of this Note shall forthwith pay over the same to the Senior Lender, provided, however, that nothing in this Section 5 shall prevent the Company from making, or the holder hereof from demanding, receiving and accepting, payment of interest on this Note as long as: (i) no default exists with respect to the Senior Indebtedness, and (ii) the Company has earnings in the year of payment.

          (c) In the event of the insolvency, bankruptcy or other liquidation of the Company or in the event of proceedings to reorganize the Company under any appropriate bankruptcy or reorganization statute, the holder of this Note will file a claim against the Company on account of the Subordinated Indebtedness and will order and direct by appropriate instruments in writing that all payments made on said claim shall be paid over to the Senior Lender and will further order and direct that in case of reorganization of the Company any new obligations and securities which the holder of this Note would be entitled to receive shall be delivered to the Senior Lender, or the Senior Lender may itself file a claim for or on account of the Subordinated Indebtedness and for such purpose the holder of this Note hereby nominates, constitutes and appoints the Senior Lender his, her or its true and lawful attorney either in the name of the holder of this Note or in the name of the Senior Lender to file such claim and to take any and all other actions or proceedings in respect thereto which it deems necessary or desirable. The holder of this Note agrees that the power of attorney herein given to Senior Lender is coupled with an interest and is not subject to revocation by the holder of this Note and that it shall not become terminated by reason of the death or disability of the holder of this Note. The holder of this Note agrees, upon request of the Senior Lender, to give the Senior Lender such further instruments of assignment or assurance as are necessary to more fully enable the Senior Lender to file said claim and to carry out the provisions of this paragraph. Notwithstanding anything to the contrary contained herein, as long as the Senior Indebtedness remains unpaid or unsatisfied, the holder hereof will not commence, or join with any other creditor of the Company in commencing, any bankruptcy, reorganization or insolvency proceeding against the Company without the prior written consent of Senior Lender, which consent shall not be unreasonably withheld.

          (d) All monies or other properties received by the Senior Lender from or on account of the Subordinated Indebtedness pursuant to the provisions of either subparagraphs (b) or (c) above may be held by it either as additional security for payment of the Senior Indebtedness or, at its or their election, may be applied in payment thereof.

          (e) This paragraph 5 and every part thereof shall be binding upon the holder of this Note and upon the heirs, legal representatives, successors and assigns to the holder of this Note.

          (f) All monies or other properties received by the Senior Lender from or on account of the Subordinated Indebtedness pursuant to the provisions of this Section 5 shall be applied to the payment of the Senior Indebtedness; provided, however, that the holder of this Note (i) shall be entitled to receive from the Senior Lender any payments or distributions received by such Senior Lender in excess of the amount sufficient to satisfy the Senior Indebtedness in full, and (ii) upon the full satisfaction of the Senior Indebtedness shall be subrogated to any rights of the Senior Lender to receive all further payments or distributions applicable to the Senior Indebtedness, until all principal of, premium, if any, and interest on the Subordinated Indebtedness shall be paid in full. No holder of this Note shall exercise any right of subrogation which it may have with respect to Senior Indebtedness, whether pursuant to this Section 5, at common law or otherwise, until cash, securities, or other property otherwise payable or deliverable to the holder of this Note shall have been applied pursuant to this Section 5 to the satisfaction of Senior Indebtedness in full.

          6.   Payment of Expenses.  In case of a default in the payment of any
               -------------------
principal of or interest on or other amount owing under this Note, the Company will pay to the holder hereof promptly upon demand from time to time such further amounts as shall be sufficient to cover the costs and expenses of collection and the enforcement and preservation of such holder's rights, powers and remedies hereunder, including, without limitation, reasonable attorneys' fees and disbursements.

          7.   Notices; Etc.  All notices, waivers and other communications
               ------------
provided for hereunder shall be in writing (including telex, telecopier and other readable communication) and mailed, telexed, telecopied or otherwise transmitted or delivered, if to the Company, at 5100 IDS Center, Minneapolis, Minnesota 55402 and if to the holder hereof, at such address as shall be designated by such holder in a notice given pursuant hereto. All such notices, waivers and communications shall, if mailed, telexed, telecopied or otherwise transmitted, be effective when deposited in the mails or telexed, telecopied or otherwise transmitted.

          8.   Modification.  No modification or amendment of this Note shall be
               ------------
effective unless in writing and signed by the holder of this Note.

          9.   Governing Law.  This Note shall be construed in accordance with
               -------------
and governed by the laws of the State of Minnesota.

          10.  No Holder in Due Course.  In the event of the assignment of this
               -----------------------
Note (or any portion thereof), the assignee shall not be deemed a holder in due course and the Company shall be entitled to assert against such assignee any defense to the payment of this Note which the Company shall be entitled to assert against the assignor hereof.

          IN WITNESS WHEREOF, the Company has executed this Note by its duly authorized officer as of the date first above written.

                                                   DIAMOND BRANDS INCORPORATED

                                                   By:______________________

                             ARTICLES OF AMENDMENT

                                      OF

                          DIAMOND BRANDS INCORPORATED

          The undersigned, being the Secretary of Diamond Brands Incorporated, a Minnesota corporation. hereby certifies that (a) the following resolution was duly adopted on December 8, 1986, by unanimous written authorization pursuant to
Section 302A.441, Minnesota Statutes, for the purpose of amending the rights and preferences of 7% Senior Preferred Shares as follows:

          1. Adding as clause (g) to Section 5 of Exhibit A to the Certificate of Rights and Preferences the following:

               (g) nothing contained in this Section 5 shall affect any other provision of this Note as to when any amount of interest or principal is due and payable under this Note for purposes of determining when interest accrues thereon at the Penalty Rate; any amount which by reason of this Section 5 is paid when so due and payable shall accrue interest at the Penalty Rate.

          IN WITNESS WHEREOF, I have subscribed my name this _____ day of December, 1986.



                                     -----------------------------------------
                                     Edward A. Michael, Secretary



STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

          The foregoing instrument was acknowledged before me this ____ day of December, 1986, by Edward A. Michael, Secretary of Diamond Brands Incorporated, a Minnesota corporation, on behalf of the corporation.


                                     ------------------------------
                                     Notary Public

                             ARTICLES OF AMENDMENT
                                      OF
                          DIAMOND BRANDS INCORPORATED

          The undersigned, being the Secretary of Diamond Brands Incorporated, a Minnesota corporation, hereby certifies that the following resolution was duly adopted on March 27, 1987, by unanimous written authorization pursuant to
Section 302A.441, Minnesota Statutes, for the purpose of amending the Articles as follows:

          That the Articles of Incorporation be amended by adding a new Article X to read as follows:

                                  "ARTICLE X

          No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 and 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or (v) for any act or omission occurring prior to the date when this provision becomes effective.

          The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article.

          If the Minnesota Statutes are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Statutes, as so amended."

          IN WITNESS WHEREOF, I have subscribed my name this ______ day of ______, 1987.


                                   _______________________________________
                                   Edward A. Michael, Secretary

STATE OF MINNESOTA)
                  )   ss.
COUNTY OF HENNEPIN)

          The foregoing instrument was acknowledged before me this _____ day of _______, 1987, by Edward A. Michael, Secretary of Diamond Brands Incorporated, a Minnesota corporation, on behalf of the corporation.


                                             ___________________________________
                                             Notary Public

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                          DIAMOND BRANDS INCORPORATED


          The undersigned, President of Diamond Brands Incorporated, a corporation formed pursuant to Minnesota Statutes, Chapter 302A (the "Corporation"), to amend the Articles of Incorporation of the Corporation, hereby states that the following amendment to the Articles of Incorporation of the Corporation was adopted by an action of the shareholders taken in writing in lieu of a meeting in accordance with Minnesota Statutes, Chapter 302A.441:

          The Certificate of Rights and Preferences of 7% Senior Preferred Shares of Diamond Brands Incorporated adopted by resolution of the Board of Directors of Diamond Brands Incorporated on September 24, 1986 and filed with the Secretary of State, State of Minnesota, on September 25, 1986 is hereby cancelled and terminated.

          In lieu thereof a new Article XI is added to the Articles of Incorporation of Diamond Brands Incorporated as follows:

                             "ARTICLE XI

Senior Preferred Shares.  A total of 58,670 shares of this Corporation's
-----------------------
authorized stock shall be designated as "7% Senior Preferred Shares" $100.00 par value. The rights, preferences, privileges and restrictions granted to or imposed upon the 7% Senior Preferred Shares are as follows:

          1.   Certain Definitions.  Unless the context requires otherwise, the
               -------------------
following terms shall have the following meanings:

               (a)  Common Shares.  The term "Common Shares" means all shares
                    -------------
          now or hereafter authorized of the class of Common Shares of the Corporation presently authorized and any other capital shares into which such shares may hereafter have been changed from time to time.

               (b)  Junior Shares.  The term "Junior Shares" means Common Shares
                    -------------
          and any other capital shares of the Corporation whether now or hereafter authorized, not entitled to receive any dividends until all dividends accrued on shares of 7% Senior Preferred Shares shall have been paid or declared and set apart for payment or not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the holders of shares of 7% Senior Preferred

          Shares shall have received the entire amount to which they shall be entitled upon such liquidation, dissolution or winding up.

               (c)  Accrued and Unpaid Dividends.  The term "accrued and unpaid
                    ----------------------------
          dividends" with respect to any shares of the 7% Senior Preferred Shares means an amount equal to $7.00 per annum per share thereof for the period from and after January 1, 1990 to the date as of which accrued and unpaid dividends are being determined less the amount of all dividends theretofore paid from and after such date in respect of such shares.

               (d)  Person.  The term "Person" means an individual, a
                    ------
          corporation, a partnership, trust or estate, an unincorporated organization or a governmental organization of any agency or political subdivision thereof.

               (e)  Subsidiary.  The term "Subsidiary" means any corporation 50%
                    ----------
          or more of whose outstanding voting shares at the time is owned directly or indirectly by the corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

               (f)  Net Income After Taxes.  The term "Net Income After Taxes"
                    ----------------------
          means the Corporation's net income before any income and similar taxes as set forth in the Corporation's audited financial statements less any income or similar taxes which, after giving effect to the benefit of any tax loss carry forwards, are payable with respect to such net income .

          2.   Dividends.  The holders of the 7% Senior Preferred Shares, in
               ---------
preference to the holders of Junior Shares, shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, but only out of any funds legally available for the declaration of dividends, cumulative dividends in cash at the annual rate of $7.00 per share, and no more, payable annually on the last day of December in each year. Such dividends shall commence to accrue and be cumulative from and after January 1, 1990 and shall be deemed to accumulate and accrue from day to day thereafter. Accrued and unpaid dividends on shares of 7% Senior Preferred Shares shall bear interest (a) from and after the last day of December on which such dividends shall have become payable pursuant to this Section 2 (without giving effect to the requirement that such dividends be declared by the Board of Directors of the corporation) to the day on which such accrued and unpaid dividends shall be paid, (b) at the rate per annum equal to the sum of (i) 2%, plus (ii) the weighted average of the prime rates of interest (expressed as percentages) in effect each day during the period in respect of which interest on the accrued and unpaid dividends is being calculated, as such prime rates are announced from time to time by Norwest Bank of Minneapolis, N.A. (or the bank successor thereto or, at any time neither such bank nor any bank successor thereto shall exist, such other national bank as the Corporation and the holders of the majority of the then outstanding shares of 7% Senior Preferred Shares shall agree to in writing, which agreement shall not be unreasonably withheld), (c) compounded annually, and (d) payable simultaneously with the payment of the accrued and unpaid dividends on which the interest has accrued.

          3.   Optional Redemption.
               -------------------

               (a) The Corporation, at the option of its Board of Directors, may at any time redeem all or any of the shares of 7% Senior Preferred Shares then outstanding, upon notice duly given as provided below, by paying therefor the amount of $100 per share, together with the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2 to the date fixed for redemption.

               (b) If less than all of the outstanding shares of 7% Senior Preferred Shares are to be redeemed pursuant to this Section 3 and on the date fixed for redemption there shall be more than one holder of such shares, the shares to be redeemed shall be selected pro rata. Written notice of redemption of shares of 7% Senior Preferred Shares pursuant to this Section 3 shall be mailed, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the books of the corporation, not less than twenty (20) and not more than sixty (60) days prior to the date designated for such redemption. From and after the date fixed in such notice as the date of redemption, unless default shall be made in providing monies at the time and place specified for the payment of the amount necessary for redemption pursuant to this Section 3, the shares so called for redemption shall no longer be deemed outstanding, and the holders of the certificate or certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificate or certificates, the redemption price therefor, together with an amount equal to the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date designated for redemption.

          4.   Mandatory Redemption.
               --------------------

               (a) The Corporation shall redeem from the holder or holders of 7% Senior Preferred Shares, by paying therefor in cash the amount of $100 per share, together with the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date fixed for redemption on the dates set forth below, the number of shares of 7% Senior Preferred Shares set forth opposite such dates ("Minimum Mandatory Redemption"):

               Date                                         No. of Shares
               ----                                         -------------
               December 31, 1992                                 3,000
               December 31, 1993                                 3,000
               December 31, 1994                                 3,000
               December 31, 1995 and each
               December 31 thereafter                            4,000

               (b) In addition, no later than 120 days after the end of the year in question, the Corporation shall redeem from the holder or holders of 7% Senior Preferred Shares, by paying therefor in cash the amount of $100 per share, together with the sum of the accrued and unpaid dividends thereon and the interest, if any, accrued on such dividends pursuant to Section 2 to the date fixed for redemption an additional number of 7% Senior Preferred Shares depending upon the net income after taxes earned by the Corporation in the year ending December 31, 1992 and each year thereafter until all of the 7% Senior Preferred Shares shall have been redeemed. The number of additional 7% Senior Preferred Shares to be redeemed each year shall be determined as follows ("Additional Mandatory Redemption"):

                    (i) begin with the amount, stated in dollars, of Net Income After Taxes earned by the Corporation that year;

                    (ii)  subtract the sum of:

                              (A) the number of 7% Senior Preferred Shares redeemed that year pursuant to the Minimum Mandatory Redemption provisions of the preceding paragraph multiplied by $100; and

                              (B)  payments of dividends on the 7% Senior
                    Preferred Shares for that year; and

                              (C) payments of principal made by the corporation on its long term debt for borrowed money during that year; and

                    (iii) Multiply the result by 20%; and

                    (iv)  divide the result by $100.

               (c) However, in no event shall the Corporation be required to redeem more than 6,000 7% Senior Preferred Shares in the years 1992, 1993 and 1994 ("Maximum Mandatory Redemption"). There shall be no maximum limitation with respect to the mandatory redemption of the Corporation's 7% Senior Preferred Shares in the year 1995 and years subsequent to 1995.

               (d) If on any date fixed for mandatory redemption of shares of 7% Senior Preferred Shares there shall be more than one holder of such shares, then the Corporation shall redeem each such holder's pro rata portion of the total number of such shares which the Corporation shall be required to redeem on such date. The Corporation may reduce the number of shares of 7% Senior Preferred Shares to be redeemed pursuant to this Section 4 by subtracting any shares of 7% Senior Preferred Shares that the Corporation has redeemed pursuant to Section 3 or acquired pursuant to Section 5, provided, however, that any such reduction resulting from the acquisition of shares pursuant to Section 5 shall be on a pro rata basis so that the number of shares required to be redeemed in each succeeding year shall be reduced proportionately. For instance, if 10% of the total number of outstanding shares were acquired pursuant to Section 5, the number of shares to be redeemed in any succeeding year would be reduced by 10%.

               (e) Written notice of redemption of shares of 7% Senior Preferred Shares pursuant to this Section 4 shall be mailed, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the books of the Corporation not less than twenty (20) nor more than sixty (60) days prior to the date designated for such redemption. From and after the date fixed in such notice as the date of redemption, unless default shall be made in providing monies at the time and place specified for the payment of the amount necessary for redemption pursuant to this
          Section 4, the shares so called for redemption shall no longer be deemed outstanding, and the holder of the certificate or certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificate or certificates, the redemption price therefor, together with an amount equal to the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date designated for redemption .

          5.   Exchange.
               --------

               (a) The 7% Senior Preferred Shares shall be exchangeable in whole or from time to time in part, at any time prior to December 31, 1994, at the option of the Corporation, for the Corporation's 9% Subordinated Notes due 1994 (the "Notes"), which Notes shall be in substantially the form of Exhibit A attached hereto, and the holders of the outstanding shares of 7% Senior Preferred Shares will be entitled to receive $100 principal amount of the Notes dated the date fixed for exchange in exchange for each share of 7% Senior Preferred Shares exchanged hereunder; provided, however, that
                                      --------  -------

                    (i) in the case of any such exchange occurring as of any date during the period December 31, 1992 through December 30, 1993 (both such dates being included in such period) , (m) the Corporation shall redeem 40% of the shares of 7% Senior Preferred Shares it has elected then to exchange pursuant to this Section 5, and (n) the Notes issued in exchange for the other 60% of the shares of 7% Senior Preferred Shares the Corporation shall have elected then to exchange shall provide that two-thirds of such Notes shall be due and payable on December 31, 1993 and December 31, 1994, respectively, and

                    (ii) in the case of any such exchange occurring as of any date during the period December 31, 1993 through December 30, 1994 (both such dates being included in such period), (x) the Corporation shall redeem 80% of the shares of 7% Senior Preferred Shares it has elected then to exchange pursuant to this Section 5, and (y) the Notes issued in exchange for the other 20% of the shares of 7% Senior Preferred Shares the Corporation shall have elected then to exchange shall provide that the entire principal amount of such Notes shall be due and payable on December 31, 1994.

          If on any date fixed for exchange of shares of 7% Senior Preferred Shares there shall be more than one holder of such shares, then the Corporation shall exchange (and, if required hereby redeem in accordance with this Section 5) each such holder's pro rata portion of the total number of such shares which the corporation elects to exchange on such date. Any redemption of shares of 7% senior Preferred Shares pursuant to this Section 5 shall be made in accordance with the provisions of Section 3.

               (b) Written notice of exchange (and, if applicable, redemption) of shares of 7% Senior Preferred Shares pursuant to this Section 5 shall be mailed, postage prepaid, to the holders of record of the shares to be exchanged at their respective addresses then appearing on the books of the Corporation, not less than twenty (20) and not more than sixty (60) days prior to the date designated for such exchange. From and after the date fixed in such notice as the date of exchange, unless default shall be made by the Corporation in executing and delivering the Notes issuable upon such exchange (and, if applicable, paying in accordance with Section 3 the amount to be paid in redemption of the shares to be redeemed) , the rights of the holders of the shares so exchanged (and, if applicable, redeemed) as stockholders of the Corporation shall cease (except the right to receive on the date of exchange the Notes to be exchanged therefor (and the redemption price for the shares, if any, to be redeemed pursuant to this Section 5) , together with an amount equal to the sum of the accrued and unpaid dividends on the shares exchanged (and, if applicable, redeemed), and the interest, if any, accrued on such dividends pursuant to Section 2, to the date of exchange), and the person or persons entitled to receive the Notes issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Notes. On the date of the exchange the Corporation shall pay all accrued and unpaid dividends on the shares exchanged (and, if applicable, redeemed) and all interest accrued on such dividends pursuant to Section 2.

          6.   Deferrals; Compliance with Laws; Retirement of Shares. The
               -----------------------------------------------------
Corporation shall in no event be obligated to apply to the redemption of 7% Senior Preferred Shares any funds not legally available therefor under the Minnesota Business Corporation Act, but any redemption so deferred shall be made promptly after, and to the full extent that, any funds of the Corporation become legally available for such purposes. The Corporation shall not exchange any shares of 7% Senior Preferred Shares for Notes unless such exchange shall comply with all applicable requirements of the Minnesota Business Corporation Act. Shares of 7% Senior Preferred Shares redeemed by the Corporation pursuant to
Section 3, Section 4 or Section 5 or exchanged for Notes under Section 5, or shares of 7% Senior Preferred Shares otherwise purchased or acquired by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Minnesota.

          7.   Liquidation.  In the event of any voluntary or involuntary
               -----------
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the 7% Senior Preferred Shares shall be entitled to receive $100 in cash for each share thereof, together with the sum of the accrued and unpaid dividends thereon, and the interest, if any, accrued on such dividends pursuant to Section 2, to the date fixed for such payment, before any distribution of the assets of the Corporation shall be made to the holders of the outstanding Junior Shares. The holders of the outstanding shares of 7% Senior Preferred Shares shall be entitled to no further participation in such distribution of the assets of the Corporation. If upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the corporation available for distribution among the holders of all outstanding shares of 7% Senior Preferred Shares shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the assets of the Corporation available for distribution shall be distributed among the holders of the 7% Senior Preferred Shares ratably in proportion to the full amounts to which they would otherwise be entitled. A consolidation or merger of the Corporation or a sale or transfer of all or substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 7.

          8.   Contingent Voting Rights.  Except as otherwise expressly provided
               ------------------------
by law or provided herein, the 7% Senior Preferred Shares shall have no voting rights. In any matter on which the holders of 7% Senior Preferred Shares shall, as a matter of law or in accordance with the provisions herein, be entitled to vote, they shall be entitled to one vote for each share of 7% Senior Preferred Shares held.

If at any time a Voting Right Event (as hereinafter defined) shall occur, the number of directors of the Corporation shall be increased as provided in the next sentence of this Section 8 automatically upon the occurrence of the Voting Right Event and the holders of 7% Senior Preferred Shares shall have voting rights and as a class be entitled to elect the directors to fill the director positions thereby created. If prior to such increase the Board of Directors of the Corporation consists (i) of five (5) directors, the number of directors of the Corporation shall thus be increased by two (2); (ii) of six (6) directors, the number of directors of the Corporation shall thus be increased by three (3);
(iii) of more than six (6) directors, the number of directors of the Corporation shall thus be increased by such number (rounded to the next higher whole number if necessary to cause the number of the increase to be a whole number) as shall constitute one-third (1/3) of the total number of directors after giving effect to such increase. At such time as the Voting Right Event which gave rise to the exercise of the voting rights provided for in this Section 8 has been cured and all other events creating a Voting Right Event, if any, shall have been cured, the rights of the holders of 7% Senior Preferred Shares so to vote as provided in this Section 8 shall cease, subject to renewal from time to time upon the same terms and conditions, and the terms of office of the directors elected to office by the holders of 7% Senior Preferred Shares shall terminate as of the day on which the rights of the holders of the 7% Senior Preferred Shares to vote as provided in this Section 8 shall cease, whereupon the number of directors of the

Corporation shall be reduced accordingly. At any time during which the holders of 7% Senior Preferred Shares shall have voting rights, the holders of 7% Senior Preferred as a class shall be entitled to designate a representative who shall be permitted by the Corporation to inspect the Corporation's books and records.

At any time after the voting power to elect directors of the Corporation shall have become vested in the holders of shares of 7% Senior Preferred Shares as provided in this Section 8, the President of the Corporation may, and, upon the written request of the record holders of at least ten percent of the 7% Senior Preferred Shares then outstanding addressed to him at the principal office of the Corporation, shall call a special meeting of the holders of 7% Senior Preferred Shares for the election of the directors to be elected by such holders, to be held at the place and upon the notice provided in the bylaws of the Corporation for the holding of meetings of shareholders. If such meeting shall not be so called within ten days after personal service of the request, or within fifteen days after mailing of the same by registered mail within the United States of America, then the record holders of at least ten percent of the shares of 7% Senior Preferred Shares may designate in writing one of their number to call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any meeting so called or at any annual or other special meeting held while the holders of 7% Senior Preferred shares have the voting power to elect directors of the Corporation pursuant to this Section 8, the holders of a majority of the then outstanding shares of 7% Senior Preferred Shares present in person or by proxy shall be sufficient to constitute a quorum for the election of directors by the holders of 7% Senior Preferred Shares as herein provided.

If, at any time while the holders of 7% Senior Preferred Shares have the voting power to elect directors of the Corporation pursuant to this Section 8, the number of directors in office who have been elected by the holders of 7% Senior Preferred Shares shall be less than the total number the holders of 7% Senior Preferred Shares shall then be entitled to have elected to office, whether by reason of resignation, death, removal or otherwise, the holders of 7% Senior Preferred Shares shall be entitled to fill such vacancy or vacancies in an election held at an annual meeting of stockholders or at a special meeting of the holders of 7% Senior Preferred Shares called and held as provided in the immediately preceding paragraph of this Section 8; no such vacancy may be filled other than by an action of the holders of 7% Senior Preferred Shares. A director of the Corporation elected by the holders of 7% Senior Preferred Shares may be removed from office only by action of the holders of 7% Senior Preferred Shares; a special meeting of such holders for such purpose may be called and held as provided in the immediately preceding paragraph of this Section 8.

"Voting Right Event" shall mean any of the following events or conditions:

               (a) the dividends payable with respect to the 7% Senior Preferred Shares pursuant to Section 2 hereof shall be in arrears in respect of any two annual payments thereof; or

               (b) the Corporation shall have failed to redeem, on any redemption date specified in Section 4 hereof, any shares of 7% Senior Preferred Shares which it shall have been required to redeem on such date, or which, but for the provisions of Section 6 hereof or any provision of the Minnesota Business Corporation Act, it would have been required to redeem on such date; or

               (c) the Corporation shall be in default of any of the covenants contained in Section 9 hereof.

          9.   Protection Provisions.  As long as any shares of 7% Senior
               ---------------------
Preferred Shares are outstanding, the Corporation:

               (a) shall not, without the approval by the vote or written consent of the holders of a majority of the outstanding 7% Senior Preferred Shares:

                    (i) Amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation if such action would alter or change adversely the 7% Senior Preferred Shares or the designations and the preferences, qualifications, limitations, restrictions and special or relative rights thereof provided for the benefit of the 7% Senior Preferred Shares;

                    (ii) Authorize, create or issue shares (or securities of any kind convertible into shares) of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the 7% Senior Preferred Shares;

                    (iii) Reclassify any shares into shares having any
               preference or priority as the dividends or assets superior to or on a parity with that of the 7% Senior Preferred Shares;

                    (iv) Effect any merger or consolidation of the Corporation with any other Person if (i) the net worth of the surviving corporation immediately after the merger or consolidation, less the amount of all payments (including without limitation dividends and interest) payable upon a liquidation, dissolution or winding up of the surviving corporation, whether voluntary or involuntary, on all shares (other than the 7% Senior Preferred Shares) having any preference or priority as to dividends or assets superior to or on a parity with any preference or priority of the 7% Senior Preferred Shares, would be less than (ii) the net worth of the Corporation immediately prior to the merger or consolidation; provided, however, that in the event that the
                              --------  -------
               transaction expenses of the merger or consolidation are expenses for financial reporting purposes, the net worth of the surviving corporation will not be deemed to have been decreased by such transaction expenses for purposes of this clause (iv) to the extent that such transaction expenses do not exceed the lesser of an amount equal to 2% of the assets acquired or $200,000;

               or

                    (v) Declare or pay any dividend on any Junior Shares other than a dividend payable solely in Junior Shares of the Corporation, or buy, or permit any Subsidiary to buy, any Junior Shares or make any payment on account of the purchase, redemption or other retirement of any shares of Junior Shares or of any warrants, options or similar rights to purchase Junior Shares, or make any other distribution in respect of Junior Shares, either directly or indirectly; provided, however, that the Corporation
                                       --------  -------
               may pay cash dividends on Junior Shares, or take any such action in respect of the redemption or retirement of shares of Junior Shares, if (i) at the time such cash dividends are paid or such action is taken, no Voting Right Event shall have occurred and be continuing, the Corporation shall have paid all dividends then accrued and payable on 7% Senior Preferred Shares (without giving effect to the requirement that dividends be declared by the Board of Directors of the Corporation), and the corporation shall have redeemed all shares of 7% Senior Preferred Shares which the Corporation shall have been required then to have redeemed (or which, but for the provisions of Section 6 hereof or any provision of the Minnesota Business Corporation Act, it would have been required then to have been redeemed), and (ii) all amounts paid as cash dividend on, or paid in respect of the redemptions or retirement of, Junior Shares are paid out of the retained earnings of the Corporation.

               (b)  shall furnish to each holder of 7% Senior Preferred Shares:

                    (i) promptly upon their becoming available to the Corporation, copies of all financial statements and other reports, notices and documents sent or made available by the Corporation to the holders of any class of its equity securities (including, without limitation, holders of Common Shares); and

                    (ii) (1) at the time they are made available to any lender to the Corporation, copies of the financial statements which the Corporation is required to deliver to any such lender pursuant to any agreement between the Corporation and any such lender, and
               (2) in the event that such lender shall not require audited financial statements of the Corporation within 120 days after the end of each fiscal year of the Corporation, financial statements of the Corporation for each fiscal year of the corporation, certified by a nationally recognized firm of independent certified public accountants as having been audited in accordance with generally accepted auditing standards, which financial statements and certification shall be furnished to each holder of 7% Senior Preferred Shares within 120 days after the end of the fiscal year covered by the financial statements."

          IN WITNESS WHEREOF, the undersigned has signed this Amendment as of the 24th day of January, 1989.

                                 __________________________

STATE OF MINNESOTA )
                   )  ss:
COUNTY OF HENNEPIN )

          The foregoing instrument was acknowledged before me this ___ day of _____________, 19__, by _________________________, the ________________ of
Diamond Brands Incorporated, a Minnesota corporation, on behalf of the corporation.


                                        ________________________________
                                                  Notary Public

                                                                       Exhibit A
                                                                       ---------

                          DIAMOND BRANDS INCORPORATED

                         9% SUBORDINATED NOTE DUE 1994

$___________                                             Dated: ____________, 19

          FOR VALUE RECEIVED, the undersigned, DIAMOND BRANDS INCORPORATED, a Minnesota corporation (the "Company"), hereby promises to pay to ________________ the principal sum of __________ Dollars ($_________ ), payable in three consecutive annual installments of 40%, 40% and 20% of the principal sum on December 31 of the years 1992 through 1994, respectively, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof from the date hereof at the rate of 9% per annum semiannually on June 30 and December 31 in each year, and (to the extent permitted by applicable law) to pay interest at the Penalty Rate (as defined below) per annum on any overdue principal and interest, from the date such amount was due and payable until the obligation of the Company with respect to the payment thereof shall be fully discharged. "Penalty Rate" shall mean the rate per annum equal to the greater of (a) the sum of (i) 2%, plus (ii) the weighted average of the prime rates of interest (expressed as percentages) in effect each day during the period in respect of which interest is being calculated, as such prime rates are announced from time to time by Norwest Bank of Minneapolis, N.A. (or the bank successor thereto or, at any time neither such bank nor any bank successor thereto shall exist, such other national bank as the Company and the holder of this Note shall agree to in writing, which agreement shall not be unreasonably withheld) and (b) 15%.

          This Note (this "Note") may be prepaid in whole or in part at any time without penalty. Prepayments shall be applied against payments of principal in the inverse order of their maturity.

          l.   Payments.  Payments of principal and interest becoming due and
               --------
payable on this Note shall be paid in lawful money of the United States of America, in same day funds, at the principal office of Bankers Trust Company in New York, New York (or at such other address or account as shall be designated from time to time in writing to the Company by the holder hereof), without the presentation or surrender of this Note or the making of any notation hereon, except that upon payment in full hereof, this Note shall be surrendered to the Company at its principal office.

          2.   Certain Covenants.  As long as this Note is outstanding, the
               -----------------
Company:

               (a) shall not, without the written approval of the holder of this Note:

                    (1) Effect any merger or consolidation of the Company with any other person or entity if the net worth of the surviving corporation immediately after the merger or consolidation would be less than the net worth of the Company immediately prior to the merger or consolidation;

               provided, however, that in the event that the transaction
               --------  -------
               expenses of the merger or consolidation are expensed for financial reporting purposes, the net worth of the surviving corporation will not be deemed to have been decreased by such transaction expenses for purposes of this clause (1) to the extent that such transaction expenses do not exceed the lesser of an amount equal to 2% of the assets acquired or $200,000; or

                    (2) Declare or pay any dividend on any shares of the capital stock of the Company ("Shares") other than a dividend payable solely in Shares, or buy, or permit any subsidiary of the Company to buy, any Shares or make any payment on account of the purchase, redemption or other retirement of any Shares or of any warrants, options or similar rights to purchase Shares, or make any other distribution in respect of Shares, either directly or indirectly; provided, however, that the Company may pay cash
                           --------  -------
               dividends on Shares, or take any such action in respect of the redemption or retirement of Shares, if (i) at the time such cash dividends are paid or such action is taken, no Event of Default (as defined in Section 3 hereof) shall have occurred and be continuing, the Company shall have paid all amounts then due and payable on this Note, and no Voting Right Event (as defined in Exhibit F to the Asset Purchase Agreement dated August 21, 1986 between The Diamond Match Company and the Company) shall have occurred and be continuing, and (ii) all amounts paid as cash dividends on, or paid in respect of the redemption or retirement of, Shares are paid out of the retained earnings of the Company.

               (b)  shall furnish to the holder of this Note:

                    (1) promptly upon their becoming available to the Company, copies of all financial statements and other reports, notices and documents sent or made

               (f) the Company shall be the subject of an order of relief entered by a court under the Bankruptcy Code; or

               (g) the Company shall file a petition or answer to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by it for the purpose of effecting any of the foregoing;

then, and in any such event, (x) upon the occurrence of any Event of Default described in clause (e), (f) or (g) of this Section 3, the unpaid principal amount of, and accrued interest on, and all other amounts owing under this Note shall automatically, without any further action of any person or entity, mature and become due and payable or (y) upon the occurrence and during the continuation of any other Event of Default, the holder of this Note may at any time (unless all Events of Default shall theretofore have been remedied) at its option, by written notice or notices to the Company, declare this Note to be due and payable, whereupon the unpaid principal amount of and accrued interest on and all other amounts owing under this Note shall forthwith mature and become due and payable, all without presentment, demand, protest or other notice, all of which are hereby expressly waived except as expressly provided above in this Section 3.

          At any time after this Note is declared due and payable, the holder of this Note, by written notice to the Company, may rescind and annul any such declaration in respect of this Note and its consequences; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

          4.  Remedies, Etc.  In case any one or more Events of Default shall
              --------------
occur and be continuing, the holder of this Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. No course of dealing and no failure to exercise or delay in exercising any right, power or remedy by or on the part of any holder of this Note shall operate as a waiver thereof or otherwise prejudice any holder's rights, powers or remedies, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No right, power or remedy conferred by this Note upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available by law, in equity or otherwise.

          5.  Subordination.  The  Company is now or hereafter may be indebted
              -------------
to Sanwa Business Credit Corporation, a Delaware corporation ("Senior Lender"), on account of loans or other extensions of credit or financial accommodations from Senior Lender to the Company ("Senior Indebtedness") while the Company is also indebted to the holder of this Note in the amount evidenced by it ("Subordinated Indebtedness"). The holder of this Note acknowledges that Senior Lender is unwilling to continue the presently existing Senior Indebtedness or to make future loans or to continue to extend financial accommodations to the Company except and unless the Subordinated Indebtedness is made subordinate to the Senior Indebtedness as set forth in this paragraph 5. The holder of this
Note is of the opinion that it would be for its best interest to assist the Company in obtaining credit accommodations from Senior Lender and therefore is willing to subordinate the Subordinated Indebtedness to the Senior Indebtedness. Therefore, notwithstanding any other provision of this Note which may expressly or implicitly be to the contrary, the holder of this Note does hereby agree with Senior Lender as follows:

          (a) The holder of this Note hereby agrees that the Subordinated Indebtedness shall be and it is hereby made fully subordinate to the Senior Indebtedness.

          (b) Until such time as this Note is paid in full and surrendered and cancelled, the holder of this Note will not ask for or demand, receive or accept payment of the Subordinated Indebtedness, or any part thereof, and the holder of this Note will bring no action or proceeding to collect or enforce the payment of the Subordinated Indebtedness or any part thereof, and if payments are made contrary to the terms of this paragraph 5, the holder of this Note shall forthwith pay over the same to the Senior Lender, provided, however, that nothing in this Section 5 shall prevent the Company from making, or the holder hereof from demanding, receiving and accepting, payment of interest on this Note as long as: (i) no default exists with respect to the Senior Indebtedness, and (ii) the Company has earnings in the year of payment.

          (c) In the event of the insolvency, bankruptcy or other liquidation of the Company or in the event of proceedings to reorganize the Company under any appropriate bankruptcy or reorganization statute, the holder of this Note will file a claim against the Company on account of the Subordinated Indebtedness and will order and direct by appropriate instruments in writing that all payments made on said claim shall be paid over to the Senior Lender and will further order and direct that in case of reorganization of the Company any new obligations and securities which the holder of this Note would be entitled to receive shall be delivered to the Senior Lender or, the Senior Lender may itself file a claim for or on account of the Subordinated Indebtedness and for such purpose the holder of this Note hereby nominates, constitutes and appoints the Senior Lender his, her or its true and lawful attorney either in the name of the holder of this Note or in the name of the Senior Lender to file such claim and to take any and all other actions or proceedings in respect thereto which it deems necessary or desirable. The holder of this Note agrees that the power of attorney herein given to Senior Lender is coupled with an interest and is not subject to revocation by the holder of this Note and that it shall not become terminated by reason of the death or disability of the holder of this Note. The holder of this Note agrees, upon request of the Senior Lender, to give the Senior Lender such further instruments of assignment or assurance as are necessary to more fully enable the Senior Lender to file said claim and to carry out the provisions of this paragraph. Notwithstanding anything to the contrary contained herein, as long as the Senior Indebtedness remains unpaid or unsatisfied, the holder hereof will not commence, or join with any other creditor of the Company in commencing any bankruptcy, reorganization or insolvency proceeding against the Company without the prior written consent of Senior Lender, which consent shall not be unreasonably withheld.

          (d) All monies or other properties received by the Senior Lender from or on account of the Subordinated Indebtedness pursuant to the provisions of either subparagraphs (b) or (c) above may be held by it either as additional security for payment of the Senior Indebtedness or, at its or their election, may be applied in payment thereof.

          (e) This paragraph 5 and every part thereof shall be binding upon the holder of this Note and upon the heirs, legal representatives, successors and assigns to the holder of this Note.

          (f) All monies or other properties received by the Senior Lender from or on account of the Subordinated Indebtedness pursuant to the provisions of this Section 5 shall be applied to the payment of the Senior Indebtedness; provided, however, that the holder of this Note (i) shall be entitled to receive from the Senior Lender any payments or distributions received by such Senior Lender in excess of the amount sufficient to satisfy the Senior Indebtedness in full, and (ii) upon the full satisfaction of the Senior Indebtedness shall be subrogated to any rights of the Senior Lender to receive all further payments or distributions applicable to the Senior Indebtedness, until all principal of, premium, if any, and interest on the Subordinated Indebtedness shall be paid in full. No holder of this Note shall exercise any right of subrogation which it may have with respect to Senior Indebtedness, whether pursuant to this Section 5, at common law or otherwise, until cash, securities, or other property otherwise payable or deliverable to the holder of this Note shall have been applied pursuant to this Section 5 to the satisfaction of Senior Indebtedness in full.

          (g) Nothing contained in this Section 5 shall affect any other provision of this Note as to when any amount of interest or principal is due and payable under this Note for purposes of determining when interest accrues thereon at the Penalty Rate; any amount which by reason of this Section 5 is paid when so due and payable shall accrue interest at the Penalty Rate.

          6.  Payment of Expenses.  In case of a default in the payment of any
              -------------------
principal of or interest on or other amount owing under this Note, the Company will pay to the holder hereof promptly upon demand from time to time such further amounts as shall be sufficient to cover the costs and expenses of collection and the enforcement and preservation of such holder's rights, powers and remedies hereunder, including, without limitation, reasonable attorneys' fees and disbursements.

          7.  Notices; Etc.  All notices, waivers and other communications
              -------------
provided for hereunder shall be in writing (including telex, telecopier and other readable communication) and mailed, telexed, telecopied or otherwise transmitted or delivered, if to the company, at 5100 IDS center, Minneapolis, Minnesota 55402 and if to the holder hereof, at such address as shall be designated by such holder in a notice given pursuant hereto. All such notices, waivers and communications shall, if mailed, telexed, telecopied or otherwise transmitted, be effective when deposited in the mails or telexed, telecopied or otherwise transmitted.

          8.  Modification.  No modification or amendment of this Note shall be
              ------------
effective unless in writing and signed by the holder of this Note.

          9.  Governing Law.  This Note shall be construed in accordance with
              -------------
and governed by the laws of the State of Minnesota.

          10.  No Holder in Due Course.  In the event of the assignment of this
               -----------------------
Note (or any portion thereof), the assignee shall not be deemed a holder in due course and the Company shall be entitled to assert against such assignee any defense to the payment of this Note which the Company shall be entitled to assert against the assignor hereof.

          IN WITNESS WHEREOF, the Company has executed this Note by its duly authorized officer as of the date first above written.

                                 DIAMOND BRANDS INCORPORATED

                                 By _______________________________

                          DIAMOND BRANDS INCORPORATED

                           STATEMENT OF CANCELLATION

          The undersigned, being the Secretary of Diamond Brands Incorporated, a Minnesota corporation, hereby certifies pursuant to Section 302A.553, Minnesota Statutes, as follows:

          1. The name of the corporation is Diamond Brands Incorporated (the "Company").

          2. 58,670 7% Senior Preferred Shares of the Company have been reacquired and cancelled. The Company's Articles of Incorporation provide that such preferred shares may not be reissued.

          3. The Company has an aggregate 9,941,330 authorized common shares, all of one class and one series, except that the Board of Directors may establish more than one class or series.

          IN WITNESS WHEREOF, I have submitted my name this 11th day of March, 1991.


                                 __________________________________
                                   Edward A. Michael, Secretary

                             ARTICLES OF AMENDMENT

                                      OF

                          DIAMOND BRANDS INCORPORATED

          The undersigned, being the Secretary of Diamond Brands Incorporated, a Minnesota corporation, hereby certifies that the following resolution was duly adopted pursuant to chapter 302A, Minnesota Statutes, for the purpose of amending the Articles as follows:

          RESOLVED, that Article III of the Articles of Incorporation of the Corporation is amended in its entirety as follows:

                                 "Article III

               The Corporation is authorized to issue an aggregate total of 50,000,000 shares of stock. All shares shall be of one class and one series, except that the Board of Directors by its action may establish more than one class or series."

          IN WITNESS WHEREOF, I subscribe my name this ____ day of March, 1991.


                                   ______________________________________
                                        Edward A. Michael, Secretary